                                                                     EXHIBIT 4.2

                             RPM INTERNATIONAL INC.

                                    as Issuer

                                       AND

                              THE BANK OF NEW YORK

                                   as Trustee

                           6.25% Senior Notes due 2013

                                    INDENTURE

                          Dated as of December 9, 2003

                             CROSS REFERENCE TABLE*

TIA Section.....................................................          Indenture Section
 310 (a)(1).....................................................                7.10
     (a)(2).....................................................                7.10
     (a)(3).....................................................                N.A.
     (a)(4).....................................................                N.A.
     (b)........................................................             7.08; 7.10
     (c)........................................................                N.A.
 311 (a)........................................................                7.11
     (b)........................................................                7.11
     (c)........................................................                N.A.
 312 (a)........................................................                2.08
     (b)........................................................                11.03
     (c)........................................................                11.03
 313 (a)........................................................                7.06
     (b)(1).....................................................                N.A.
     (b)(2).....................................................                7.06
     (c)........................................................                11.02
     (d)........................................................                7.06
 314 (a)........................................................          4.02; 4.03; 11.02
     (b)........................................................                N.A.
     (c)(1).....................................................                11.04
     (c)(2).....................................................                11.04
     (c)(3).....................................................                N.A.
     (d)........................................................                N.A.
     (e)........................................................                11.05
     (f)........................................................                N.A.
 315 (a)........................................................                7.01
     (b)........................................................             7.05; 11.02
     (c)........................................................                7.01
     (d)........................................................                7.01
     (e)........................................................                6.11
 316 (a) (last sentence)........................................                2.11
     (a)(1)(A)..................................................                6.05
     (a)(1)(B)..................................................                6.04
     (a)(2).....................................................                N.A.
     (b)........................................................                6.07
 317 (a)(1).....................................................                6.08
     (a)(2).....................................................                6.09
     (b)........................................................                2.07
 318 (a)........................................................                11.01
                           N.A. means Not Applicable.

--------------------------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions................................................      1
SECTION 1.02   Other Definitions..........................................      9
SECTION 1.03   Incorporation by Reference of the TIA......................     10
SECTION 1.04   Rules of Construction......................................     10
SECTION 1.05   Acts of Holders............................................     10

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01   Form and Dating............................................     11
SECTION 2.02   Global Securities in General...............................     12
SECTION 2.03   Book-Entry Provisions......................................     12
SECTION 2.04   Certificated Securities....................................     13
SECTION 2.05   Execution and Authentication...............................     13
SECTION 2.06   Registrar and Paying Agent.................................     15
SECTION 2.07   Paying Agent to Hold Money and Securities in Trust.........     15
SECTION 2.08   Holder Lists...............................................     16
SECTION 2.09   Transfer and Exchange......................................     16
SECTION 2.10   Replacement Securities.....................................     18
SECTION 2.11   Outstanding Securities; Determinations of Holders' Action..     18
SECTION 2.12   Temporary Securities.......................................     19
SECTION 2.13   Cancellation...............................................     19
SECTION 2.14   Persons Deemed Owners......................................     20
SECTION 2.15   Transfers of Global Securities.............................     20
SECTION 2.16   CUSIP Numbers..............................................     24
SECTION 2.17   Restrictions on Transfer...................................     24

                                    ARTICLE 3
              REDEMPTION OF SECURITIES AT THE OPTION OF THE COMPANY

SECTION 3.01   Right to Redeem............................................     24
SECTION 3.02   Notice to Holders..........................................     25
SECTION 3.03   Selection of Securities to Be Redeemed.....................     25
SECTION 3.04   Notice of Redemption.......................................     25
SECTION 3.05   Effect of Notice of Redemption.............................     26
SECTION 3.06   Deposit of Redemption Price................................     26
SECTION 3.07   Securities Redeemed in Part................................     26
SECTION 3.08   Repayment to the Company...................................     26

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01   Payment of Securities......................................     27
SECTION 4.02   SEC and Other Reports......................................     27

SECTION 4.03   Compliance Certificate.....................................     27
SECTION 4.04   Further Instruments and Acts...............................     28
SECTION 4.05   Maintenance of Office or Agency............................     28
SECTION 4.06   Delivery of Certain Information............................     28
SECTION 4.07   Waiver of Compliance.......................................     28
SECTION 4.08   Notice of Additional Interest..............................     29
SECTION 4.09   Limitation on Liens........................................     29
SECTION 4.10   Restrictions on Sale-Leaseback Transactions................     29
SECTION 4.11   Exempted Liens and Sale-Leaseback Transactions.............     29
SECTION 4.12   Continued Existence........................................     30

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

SECTION 5.01   When Company May Merge or Transfer Assets..................     30

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01   Events of Default..........................................     31
SECTION 6.02   Acceleration...............................................     32
SECTION 6.03   Other Remedies.............................................     33
SECTION 6.04   Waiver of Past Defaults....................................     33
SECTION 6.05   Control by Majority........................................     33
SECTION 6.06   Limitation on Suits........................................     34
SECTION 6.07   Rights of Holders to Receive Payment.......................     34
SECTION 6.08   Collection Suit by Trustee.................................     34
SECTION 6.09   Trustee May File Proofs of Claim...........................     34
SECTION 6.10   Priorities.................................................     35
SECTION 6.11   Undertaking for Costs......................................     35
SECTION 6.12   Waiver of Stay, Extension or Usury Laws....................     36

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01   Duties of Trustee..........................................     36
SECTION 7.02   Rights of Trustee..........................................     37
SECTION 7.03   Individual Rights of Trustee...............................     39
SECTION 7.04   Trustee's Disclaimer.......................................     39
SECTION 7.05   Notice of Defaults.........................................     39
SECTION 7.06   Reports by Trustee to Holders..............................     39
SECTION 7.07   Compensation and Indemnity.................................     39
SECTION 7.08   Replacement of Trustee.....................................     40
SECTION 7.09   Successor Trustee by Merger................................     41
SECTION 7.10   Eligibility; Disqualification..............................     41
SECTION 7.11   Preferential Collection of Claims Against Company..........     41

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01   Discharge of Liability on Securities.......................     41
SECTION 8.02   Repayment to the Company...................................     42

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01   Without Consent of Holders.................................     42
SECTION 9.02   With Consent of Holders....................................     43
SECTION 9.03   Compliance with TIA........................................     43
SECTION 9.04   Revocation and Effect of Consents, Waivers and Actions.....     43
SECTION 9.05   Notation on or Exchange of Securities......................     44
SECTION 9.06   Trustee to Sign Supplemental Indentures....................     44
SECTION 9.07   Effect of Supplemental Indentures..........................     44

                                   ARTICLE 10
                              PAYMENTS OF INTEREST

SECTION 10.01  Interest Payments..........................................     44
SECTION 10.02  Defaulted Interest.........................................     45
SECTION 10.03  Interest Rights Preserved..................................     46

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01  TIA Controls...............................................     46
SECTION 11.02  Notices....................................................     46
SECTION 11.03  Communication by Holders with Other Holders................     47
SECTION 11.04  Certificate and Opinion as to Conditions Precedent.........     47
SECTION 11.05  Statements Required in Certificate or Opinion..............     47
SECTION 11.06  Separability Clause........................................     48
SECTION 11.07  Rules by Trustee, Paying Agent and Registrar...............     48
SECTION 11.08  Legal Holidays.............................................     48
SECTION 11.09  GOVERNING LAW..............................................     48
SECTION 11.10  No Recourse Against Others.................................     48
SECTION 11.11  Successors.................................................     48
SECTION 11.12  Multiple Originals.........................................     48

EXHIBITS

Exhibit A                  Form of Security
Exhibit B                  Transfer Certificate

                  INDENTURE dated as of December 9, 2003 by and among RPM INTERNATIONAL INC., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of 6.25% Senior Notes due 2013 having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01 Definitions.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Attributable Indebtedness" means, as to any particular lease at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate per annum set forth or implicit in the terms of such lease, compounded semi-annually) required to be paid by the lessee under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total scheduled amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution that is delivered to the Trustee, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

                  "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Indenture and the Securities, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity interests of such Person, including without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests.

                  "Certificated Securities" means any of the Securities, held in definitive form, containing the same terms and provisions as the Global Securities, and evidencing all or part of a series of Securities authenticated and delivered pursuant to the terms of this Indenture, but that do not bear the Global Securities Legend.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Company" means the party named as the "Company" in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

                  "Comparable Treasury Price" means, with respect to any Redemption Date for the Securities, (i) average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations for such Redemption Date.

                  "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street -- 8W, New York, NY 10286, Attention: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

                  "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, as to any property acquired by the Company or its Subsidiaries, the market value of such property as determined in good faith by one or more Officers to whom authority to enter into the applicable transaction has been delegated by the Board of Directors.

                  "Funded Indebtedness" means Indebtedness having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Global Securities" means any of the Securities that are authenticated and delivered to the Depositary for the Security, or its nominee, registered in the name of such Depositary or nominee, and that bear the Global Securities Legend.

                  "Global Securities Legend" means the legend labeled as such, as set forth in the form of Security attached hereto as Exhibit A.

                  "Guaranty" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

                  "H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.

                  "H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

                  "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" means, as to any Person (determined without duplication): (i) indebtedness of such Person for money borrowed (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business; (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether or not such obligations are contingent); (iii) Capital Lease Obligations of such Person; (iv) obligations of such Person to redeem or otherwise retire shares of capital stock of such Person; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (vi) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above Guaranteed by such Person.

                  "Indenture" means this instrument, as amended or supplemented from time to time in accordance with the terms hereof, including, if applicable, the provisions of the TIA that are deemed to be a part hereof.

                  "Independent Investment Banker" means Banc One Capital Markets, Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent banking institution of national standing appointed by the Company.

                  "Interest Payment Date" means June 15 and December 15 of each year, commencing June 15, 2004.

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                  "Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

                  "Make-Whole Amount" means the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to, but excluding, the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Rate plus 30 basis points. References in this Indenture to "premium", if any, payable in respect of the Securities shall refer to any sum payable on the Securities as a Make-Whole Amount in connection with any redemption of the Securities by the Company.

                  "Non-U.S. Person" means a person who is not a "U.S. person," as defined in Regulation S.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

                  "Officers' Certificate" means a written certificate signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 hereof shall be signed by the principal executive, financial or accounting Officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "Permitted Liens" means:

                  (i) Liens existing on the date of the Purchase Agreement and securing Indebtedness in an aggregate principal amount not exceeding $10.0 million; provided that no increase in the amount secured thereby is permitted;

                  (ii) Liens on the property or assets of the Company or any other property or assets of the Subsidiaries of the Company given to secure the payment of the purchase price incurred in connection with the acquisition, lease (including any Capital Lease Obligation) or construction of property (other than accounts receivable or inventory) useful and intended to be used in carrying on of the business of the Company or the businesses of the Subsidiaries of the Company, including Liens existing on such property at the time of acquisition, lease or construction thereof or improvements thereon, or Liens incurred within 180 days of such acquisition or the completion of such construction; provided that (i) the Lien shall attach solely to the property acquired, purchased, leased, constructed or improved, (ii) at the time of acquisition or construction of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by the Company or any Subsidiary of the Company, shall not exceed an amount equal to the lesser of the total purchase price or Fair Market Value at the time of acquisition or construction of such property, and (iii) the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed the lesser of (y) the cost of the acquisition, lease or construction, as the case may be or (z) the Fair Market Value of such property;

                  (iii) Liens on property or assets of any Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company or, at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or any Subsidiary of the Company, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to the property or assets of the Company or any other property or assets of the Subsidiaries of the Company;

                  (iv) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property);

                  (v) Other Liens arising in the ordinary conduct of the business of the Company or the businesses of the Subsidiaries of the Company (including Liens to secure the performance by the Company or the Subsidiaries of the Company of bids, tenders or trade contracts for sums not yet due and payable) which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, or that is incidental to the ownership of properties and assets by the Company or the Subsidiaries of the Company in the ordinary conduct of the Company's business or the businesses of the Subsidiaries of the Company (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable), or to secure the performance by the Company or the Subsidiaries of the Company of its or their statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds; provided in each case that such Liens do not, in the aggregate, materially detract from the value of the property or assets of the Company or the property or assets of the Subsidiaries of the Company or materially impair the use thereof in the operation of the business of the Company or the businesses of the Subsidiaries of the Company;

                  (vi) Leases or subleases entered into by the Company or the Subsidiaries of the Company as either lessors or sublessors, easements, rights-of-way, restrictions and other similar charges or encumbrances (including zoning restrictions), in each case, that is incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or the businesses of the Subsidiaries of the Company; provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (vii) Liens for taxes, assessments or other governmental charges which are not yet due and payable as of the date of the Purchase Agreement; and

                  (viii) Liens on receivables incurred in connection with a Permitted Receivables Transaction.

                  "Permitted Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries in order to monetize or otherwise finance a pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, including, without limitation, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, including, without limitation, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

                  "Person" or "person" means any individual, corporation, partnership, association, joint venture, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Primary Treasury Dealer" shall have the meaning ascribed to it in the definition of "Reference Treasury Dealer."

                  "Principal Amount" of a Security means the principal amount of the Security as set forth on the face of the Security.

                  "Principal Property" means, whether owned or leased on the date of this Indenture or acquired after the date hereof, each manufacturing or processing plant or facility and office facilities of ours or our Subsidiaries' located in the United States.

                  "Purchase Agreement" means the Purchase Agreement related to the Securities, dated December 4, 2003, between the Company and the Initial Purchasers named therein.

                  "Redemption Date" means the date specified for redemption of the Securities as set forth in the notice from the Company to the Holders of Securities being redeemed, in accordance with the terms of the Securities and this Indenture.

                  "Reference Treasury Dealer" means (i) each of Banc One Capital Markets, Inc. and one other primary U.S. government securities dealer in New York City selected by Wachovia Capital Markets, LLC, and their respective successors (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefore another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Securities (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  "Registration Rights Agreement" shall mean the registration rights agreement dated the date hereof between the Company and the Initial Purchasers named therein for the benefit of the holders from time to time of the Securities.

                  "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on June 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Regulation S" means Regulation S under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Security" means a Security that is required to bear the Restricted Securities Legend.

                  "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto

                  "Rule 144" means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Security," "Securities" or "Note" means any of the Company's 6.25% Senior Notes due 2013, as amended or supplemented from time to time, issued under this Indenture.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

                  "Subsidiary" means, with respect to any Person, at any date,
(i) any corporation, limited liability company, partnership or other entity, the accounts of which would be consolidated with those of such Person in the Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (ii) any corporation, limited liability company, partnership or other entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partnership interests (considering all general and limited partnership interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries of such person, or a combination thereof.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Treasury Rate" means, with respect to any Redemption Date for the Securities, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Trustee" means the party named as the "Trustee" in the preamble to Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  SECTION 1.02 Other Definitions.

                               Term                                  Defined in Section
------------------------------------------------------------------   ------------------
"Act".............................................................         1.05(a)
"Agent Members"...................................................         2.03(b)
"Clearstream".....................................................            2.02
"Defaulted Interest"..............................................           10.02
"Euroclear".......................................................            2.02
"Event of Default"................................................            6.01
"Legal Holiday"...................................................           11.08
"Notice of Additional Interest"...................................            4.08
"Notice of Default"...............................................            6.01
"Paying Agent"....................................................            2.06
"Protected Purchaser".............................................            2.10
"Redemption Price"................................................            3.01
"Registrar".......................................................            2.06
"Rule 144A Information"...........................................            4.06
"Special Record Date".............................................        10.02(a)

                  SECTION 1.03 Incorporation by Reference of the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning: "obligor" on the Securities means the Company. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                  (a) a defined term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the

Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

                                    ARTICLE 2
                                 THE SECURITIES

                  SECTION 2.01 Form and Dating. (a) The Securities and the Trustee's certificate of authentication to be borne by such Securities shall be substantially in the forms annexed hereto as Exhibit A. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage. The Company shall provide any such notation, legends or endorsements to the Trustee in writing.

                  (c) All Securities shall be dated the date of their authentication.

                  SECTION 2.02 Global Securities in General. (a) The Securities are being offered and sold by the Company (i) outside the United States to Non-U.S. persons in reliance on Regulation S or (ii) to "qualified institutional buyers" (as defined in Rule 144A) in reliance on Rule 144A, and shall be issued in the form of one or more permanent Global Securities in definitive, fully registered form, without interest coupons, with the Global Securities Legend and Restricted Securities Legend as set forth in Exhibit A hereto.

                  (b) Any Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Securities held in accordance with Regulation S, registered in the name of the Depositary or a nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (c) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon. The aggregate Principal Amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.15 hereof and shall be made on the records of the Trustee and the Depositary

                  SECTION 2.03 Book-Entry Provisions. (a) This Section 2.03 shall apply only to Global Securities deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.03 and the written order of the Company pursuant to Section 2.05, authenticate and deliver initially one or more Global

Securities that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  (b) Members of, or participants in, the Depositary (collectively, the "Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

                  (d) Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

                  SECTION 2.04 Certificated Securities. Securities not issued as Global Securities will be issued as Certificated Securities. Except as provided in this Indenture, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.

                  SECTION 2.05 Execution and Authentication. (a) The
Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

                  (b) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  (c) The Trustee shall initially authenticate and deliver Securities for original issue in an aggregate Principal Amount of $200,000,000 upon a Company Order without any further action by the Company.

                  (d) The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is unlimited. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. The Company may execute and the Trustee may authenticate additional Securities of any series without the consent of the Holders, subject to the terms and conditions of this Indenture. Such additional Securities shall have the same terms and conditions in all respects (or in all respects except for the Issue Price and interest accrued prior to the Issue Date of such additional Securities) as the Securities initially issued, so that such additional Securities shall be consolidated and form a single class of Securities with the other Securities then outstanding.

                  (e) If all the Securities of any series are not to be issued at one time and if the Board Resolution establishing such series of additional Securities shall so permit, the Company may deliver to the Trustee an Officers' Certificate setting forth procedures acceptable to the Trustee for the issuance of the Securities and determining the terms of the Securities, such as interest rate, Issue Date and date from which interest on such Securities shall accrue. In authenticating the Securities, and accepting the additional responsibilities under this Indenture in relation to the Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon:

                  (i)      an Opinion of Counsel stating:

                           (A) that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

                           (B) that the terms of such Securities have been established in conformity with the provisions of this Indenture;

                           (C) that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

                           (D) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and

                  (ii) an Officers' Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the outstanding Securities shall have occurred and be continuing, which Opinion of Counsel and Officers' Certificate shall be delivered at or before the time of issuance of the Security of such series.

                  (f) The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof, in fully registered form.

                  (g) The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

                  SECTION 2.06 Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for purchase, redemption or payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05 hereof.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar or Paying Agent (if other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Registrar or co-registrar.

                  (c) The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be Corporate Trust Office of the Trustee.

                  SECTION 2.07 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

                  SECTION 2.08 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually, on each June 1 and December 1, a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.09 Transfer and Exchange. Subject to Section 2.15 hereof,

                  (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.06 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Holder requesting such registration of transfer or exchange.

                  (b) All Securities issued upon any transfer or exchange of Securities in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

                  (c) At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                  (d) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed pursuant to Article 3 of this Indenture.

                  (e) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.15 hereof and this Section 2.09. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (f) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (g) Any Registrar appointed pursuant to Section 2.06 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

                  (h) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (i) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Restricted Securities Legend, or if a request is made to remove the Restricted Securities Legend, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S or that such Notes are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend. If the Restricted Securities Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its best efforts to reinstate the Restricted Securities Legend.

                  (j) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Each Holder shall indemnify the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  SECTION 2.10 Replacement Securities. (a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a "Protected Purchaser"), the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

                  (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  (c) Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  (d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.11 Outstanding Securities; Determinations of Holders' Action. (a) Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.10 or 2.13 hereof and delivered to it for cancellation and those described in this Section 2.11 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  (b) If a Security is replaced pursuant to Section 2.10 hereof, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

                  (c) If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

                  SECTION 2.12 Temporary Securities. (a) Pending the preparation of definitive Securities, the Company may execute, and upon a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.06, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.13 Cancellation. All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled

Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedures.

                  SECTION 2.14 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security register maintained by the Registrar as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price in respect thereof and interest (including Additional Interest and Defaulted Interest, if any) thereon, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.15 Transfers of Global Securities. Notwithstanding any other provisions of this Indenture or the Securities, (i) transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.09 and 2.15(a)(i) hereof, (ii) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Sections 2.09 and 2.15(a)(i) hereof, and (iii) transfers of a Certificated Security shall comply with Sections 2.09 and 2.15(a)(ii) hereof and transfer of a Certificated Security for a Beneficial Interest in a Global Security shall comply with Sections 2.09 and 2.15(a)(iii) hereof.

                  (a) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that this Section 2.15(a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.15(a) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.15(a).

                  (i) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted
                  Securities, certification, in the form set forth in Exhibit B attached hereto;

                           (B) written instructions to the Trustee to make, or
                  direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (C) if the Company or Registrar so requests, an
                  Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend,

         then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.

                  (ii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                           (x)      to register the transfer of such
                                    Certificated Securities; or

                           (y) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a
                  written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (B) so long as such Securities are Restricted
                  Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause
                  (1), (2) or (3) of this Section 2.15(a)(ii)(B), are accompanied by the additional information and documents specified in each such clause, as applicable:

                                    (1)      if such Certificated Securities are
                                             being delivered to the Registrar by
                                             a Holder for registration in the
                                             name of such Holder, without
                                             transfer, a certification from such
                                             Holder to that effect; or

                                    (2)      if such Certificated Securities are
                                             being transferred to the Company, a
                                             certification to that effect; or

                                    (3)      if such Certificated Securities are
                                             being transferred pursuant to an
                                             exemption from registration (1) a
                                             certification to that effect (in
                                             the form set forth in Exhibit B)
                                             and (2) if the Company or Registrar
                                             so requests, an

                                             Opinion of Counsel or other
                                             evidence reasonably satisfactory to
                                             them as to the compliance with the
                                             restrictions set forth in the
                                             Restricted Securities Legend.

                  (iii) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted
                  Securities, certification, in the form set forth in Exhibit B attached hereto, that such Certificated Security is being transferred outside the United States to Non-U.S. persons in reliance on Regulation S or to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A; and

                           (B) written instructions directing the Trustee to
                  make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase; and

then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount.

                  (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Restricted Securities Legend including the requirement of the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B attached hereto, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Restricted Securities Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.15 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the Restricted Securities Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

                  (d) As used in the preceding two paragraphs of this Section 2.15, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (e) The provisions of clauses (i), (ii), (iii) and (iv) of this Section 2.15(e) shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.15(a)(i) hereof, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days; (B) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) of this sub-section shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) of this sub-section may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the

         Depositary to the Registrar. With regard to any Global Security to be exchanged in part, to give effect to any redemption or other disposition of such part or otherwise, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of Section 2.03(b), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  SECTION 2.16 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

                  SECTION 2.17 Restrictions on Transfer. The Company agrees that it will refuse to register any transfer of Securities that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Security that does not bear a Restricted Securities Legend.

                                    ARTICLE 3
              REDEMPTION OF SECURITIES AT THE OPTION OF THE COMPANY

                  SECTION 3.01 Right to Redeem. (a) The Company may redeem the Securities for cash, in whole at any time or in part from time to time, at any time prior to their Stated Maturity, at the redemption price (the "Redemption Price") equal to the greater of:

                  (i) 100% of the Principal Amount of the Securities being redeemed;

                  (ii) the Make-Whole Amount for the Securities being redeemed,

plus, in each case, accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. The Company will, however, pay the interest installment due on any Interest

Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date. Securities may be redeemed in part but only in integral multiples of $1,000 of the Principal Amount thereof.

                  (b) Except as set forth in this Article 3, the Securities are not redeemable by the Company prior to their Stated Maturity, and the Securities are not entitled to the benefit of any sinking fund.

                  SECTION 3.02 Notice to Holders. The election of the Company to redeem any Securities shall be evidenced by or shall be undertaken pursuant to a Board Resolution. The Company shall give written notice of its intent to redeem the Securities by first-class mail at least 30 days, but no more than 60 days, prior to the applicable Redemption Date to Holders of Securities to be redeemed at their addresses as set forth in the register for the Securities maintained by the Registrar.

                  SECTION 3.03 Selection of Securities to Be Redeemed. (a)
In the event that the Company elects to redeem only a portion of the Securities, the Securities to be redeemed shall be selected in accordance with procedures of the Depositary, in the case of Global Securities, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Securities held other than in the form of Global Securities, so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed.

                  (b) The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000.

                  (c) Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company in writing of the Securities or portions of Securities to be redeemed.

                  (d) If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

                  SECTION 3.04 Notice of Redemption. (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price, or if then not ascertainable, the manner of calculation thereof, and accrued and unpaid cash interest, if any, payable on the Redemption Date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid cash interest, if any;

                  (v) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amount of the particular Securities to be redeemed;

                  (vi) that, unless the Company defaults in making payment of such Redemption Price and any cash interest which is due and payable, interest on the Securities, will cease to accrue on and after the Redemption Date;

                  (vii) the CUSIP number of the Securities; and

                  (viii) any other information the Company desires, in its own discretion, to present.

                  (b) At the Company's request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense; provided, that the Company makes such request at least seven Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, together with accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, together with accrued and unpaid interest on such Securities to, but excluding, the Redemption Date.

                  SECTION 3.06 Deposit of Redemption Price. (a) Prior to
10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on such Securities to, but excluding, the Redemption Date, with respect to, all Securities to be redeemed on such Redemption Date. The redemption of the Securities shall be subject to the receipt of such moneys on or prior to 10:00 a.m., New York City time, on the Redemption Date, and any notice of redemption given by the Company shall be of no effect unless such moneys are received.

                  (b) Upon payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

                  SECTION 3.07 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.08 Repayment to the Company. The Trustee and the Paying Agent shall promptly return to the Company any cash that remain unclaimed as provided in Section 8.02 hereof, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f) hereof) held by them for the payment of the Redemption Price, together with any accrued and unpaid interest on such Securities; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 hereof exceeds the aggregate Redemption Price and any accrued and unpaid interest on such Securities to, but excluding, the Redemption Date payable in respect of Securities to be redeemed, then promptly after the second Business Day following the Redemption Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f) hereof). If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                                    ARTICLE 4
                                    COVENANTS

                  SECTION 4.01 Payment of Securities. (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The Principal Amount of, the Redemption Price (if any) for and interest (including Additional Interest and Defaulted Interest, if any) on the Securities shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

                  (b) The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

                  SECTION 4.02 SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on May 31, 2004) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05 Maintenance of Office or Agency. (a) The
Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 101 Barclay Street -- 8W, New York, NY 10286 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                  SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.07 Waiver of Compliance. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.02 to 4.06, inclusive, if before the time for such compliance the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding shall notify the Company that they elect to either waive such compliance in such instance, or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                  SECTION 4.08 Notice of Additional Interest. In the event that the Company is required to pay any Additional Interest (as such term is defined in the Registration Rights Agreement) to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("Notice of Additional Interest") to the Trustee of its obligation to pay such Additional Interest no later than the Regular Record Date immediately preceding the relevant the Interest Payment Date on which such Additional Interest is payable, in accordance with the Registration Rights Agreement, and the Notice of Additional Interest shall set forth the amount of any Additional Interest to be paid by the Company on such payment date.

                  SECTION 4.09 Limitation on Liens. The Company covenants and agrees for the benefit of the Holders that for so long as any Securities are outstanding, the Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon any Principal Property or upon any shares of Capital Stock or Indebtedness of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of this Indenture or thereafter acquired, other than Permitted Liens or as permitted under Section 4.11 below, to secure any Indebtedness incurred or guaranteed by the Company or any Subsidiary, without in any such case making effective provision whereby all of the Securities then outstanding (together with, if the Company so determines, any other Indebtedness or guarantee thereof by the Company ranking equally with the Securities) shall be secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.

                  SECTION 4.10 Restrictions on Sale-Leaseback Transactions. Except as permitted under Section 4.11 below, the Company will not, and it will not permit any of its Subsidiaries to, engage in the sale or transfer by the Company or any of its Subsidiaries of any Principal Property to a person (other than a Subsidiary of the Company or the Company) and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, unless:

                  (i) such sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

                  (ii) the Company or its Subsidiary, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net proceeds from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement (other than pursuant to any mandatory sinking fund, redemption or prepayment provision) of Funded Indebtedness.

                  SECTION 4.11 Exempted Liens and Sale-Leaseback Transactions. Notwithstanding the foregoing restrictions on Liens and sale-leaseback transactions, the Company may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any Lien other than a Permitted Lien upon any Principal Property, or upon any shares of Capital Stock or Indebtedness of any of its Subsidiaries owning or leasing any Principal Property, to secure Indebtedness incurred or guaranteed by the Company or any of its Subsidiaries or effect any sale-leaseback transaction of a Principal Property that is not excepted by Section 4.10 above without equally and ratably securing the Securities; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness secured by Liens other than Permitted Liens upon Principal Property and/or upon such shares of Capital Stock or Indebtedness of any

Subsidiary owning or leasing any Principal Property, plus the Attributable Indebtedness from sale-leaseback transactions of Principal Property not so excepted, do not exceed 15% of the Consolidated Net Worth as of the date of determination.

                  SECTION 4.12 Continued Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

                  SECTION 5.01 When Company May Merge or Transfer Assets.
(a) The Company shall not consolidate with or merge with or into any other person or transfer, lease or convey all or substantially all of its properties and assets to any person, nor will the Company permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or persons, unless:

                  (i) either (A) the Company or such Subsidiary shall be the surviving corporation or (B) the person (if other than the Company or such Subsidiary) formed by such consolidation or into which the Company or such Subsidiary is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Subsidiary substantially as an entirety (1) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more of the Company's Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (c) The successor person formed by such consolidation or into which the Company or the applicable Subsidiary is merged, or the successor person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06 hereof, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                  SECTION 6.01 Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment of the Principal Amount of or premium on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

                  (b) the Company defaults in payment of any interest (including Additional Interest and Defaulted Interest, if any) when the same becomes due and payable, which default continues for 30 days or more;

                  (c) the Company fails to comply with any of its agreements in the Security or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for at least 60 days after receipt by the Company of a Notice of Default;

                  (d) (i) the Company or any Subsidiary defaults in the scheduled payment of principal of any Indebtedness (after giving effect to any applicable grace period) and the aggregate principal amount of such payment defaults at such time exceeds $50,000,000, or (ii) the Company or any Subsidiary defaults under any Indebtedness, whether such Indebtedness now exists or is created later, which default results in such Indebtedness being accelerated or declared due and payable, and the aggregate principal amount of all Indebtedness so accelerated or so declared due and payable, exceeds $50,000,000, and such acceleration or declaration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default from the Trustee; provided, however, that if any such default specified in (i) or (ii) shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

                  (e) any final judgment or order for the payment of money in excess of $50,000,000, either individually or in the aggregate (net of any amounts to the extent that they are covered by insurance), shall have been rendered against the Company or any of its Subsidiaries and which shall not have been paid or discharged, and there shall be any period of 60 consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company or any of its Subsidiaries to exceed $50,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (f) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                  (ii) appoints a Custodian of the Company or for any substantial part of its property; or

                  (iii)    orders the winding up or liquidation of the Company;

                  and such order or decree remains unstayed and in effect for 60 days.

                  A Default under clause (c) or (d)(ii) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) or (d)(ii) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company shall deliver to the Trustee, within 20 Business Days after it becomes aware of the occurrence of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (c), (d) or (e) above, an Officers' Certificate setting forth the details of such occurrence, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) in respect of the Company) occurs and is continuing, the Trustee by written Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of the Securities and any accrued and unpaid interest (including Additional Interest and Defaulted Interest, if any) and premium, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount and such accrued and unpaid interest (including Additional Interest and Defaulted Interest, if any) and premium, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) occurs in respect of the Company and is continuing, the Principal Amount of the Securities and any accrued and unpaid interest on all the Securities (including Additional Interest and Defaulted Interest, if any) and premium, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, other than the non-payment of the Principal Amount of the Securities and any accrued and unpaid interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 hereof have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount and any accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.10 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04 Waiver of Past Defaults. (a) Subject to
Section 6.02, the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

                  (i) an Event of Default described in Section 6.01(a) or (b);
         or

                  (ii) a Default in respect of a provision that under Section
         9.02 cannot be amended without the consent of each Holder affected.

                  (b) When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05 Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, costs, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount of and interest (including Additional Interest or Defaulted Interest) and premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or on any Redemption Date, if applicable, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07 hereof.

                  SECTION 6.09 Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, interest (including Additional Interest and Defaulted Interest, if any) or Redemption Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (i) to file and prove a claim for the whole amount of the Principal Amount, interest (including Additional Interest and Defaulted Interest, if any) or Redemption Price, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07 hereof) and of the Holders allowed in such judicial proceeding; and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to Holders for amounts due and unpaid on the Securities for the Principal Amount, interest (including Additional Interest and Defaulted Interest, if any) and the Redemption Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, interest (including Additional Interest and Defaulted Interest, if any) or the Redemption Price, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     TRUSTEE

                  SECTION 7.01 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

         This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities.

Subparagraphs (c)(i), (ii) and (iii) of this Section 7.01 shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                  (e) No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  SECTION 7.02 Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01 hereof, and, except as expressly excluded from this Indenture pursuant to said Section 7.01 hereof, subject also to its duties and responsibilities under the TIA:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

                  (l) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

                  SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

                  SECTION 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 7.05 Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Holder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(a) or (b) hereof, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                  SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each September 15 beginning with the September 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such September 15 that complies with TIA Section 313(a), if required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Holders shall be filed with the Commission and with each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee in writing whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  SECTION 7.07 Compensation and Indemnity. The Company agrees:

                  (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify each of the Trustee or, if applicable, any predecessor Trustee, and its agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Redemption Price and interest (including Additional Interest and Defaulted Interest, if any), as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) hereof, the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section
7.07 hereof.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                  SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

                  SECTION 8.01 Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.10 hereof) for cancellation or (b) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section

2.10 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, upon a Company Order, subject to Section 7.07 hereof, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  SECTION 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9
                                   AMENDMENTS

                  SECTION 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Holder:

                  (a) to cure any ambiguity, defect or inconsistency, or make any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable; provided that such amendment does not materially and adversely affect rights of the Holders under this Indenture;

                  (b) to comply with Article 5 hereof;

                  (c) to evidence and provide for the acceptance of appointment of a successor Trustee;

                  (d) to make any change that would provide for additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

                  (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) modify the restrictions on, and procedures for, resale and other transfers of securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or

                  (g) to make any change that does not adversely affect the rights of any Holders under this Indenture,

it being understood that any amendment described in clause (a) of this Section
9.01 made solely to conform this Indenture to the final offering memorandum related to the Securities provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Holders.

                  SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding (including consents obtained in connection with any tender offer or exchange offer for the Securities), the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

                  (a) reduce the percentage in Principal Amount of Securities whose Holders must consent to any amendment or supplement to or waiver of any provisions of this Indenture;

                  (b) reduce the Principal Amount of, or premium on, or change the Stated Maturity of, any Security, or alter the provisions with respect to the redemption of the Securities (including reducing the Redemption Price of any Security);

                  (c) reduce the rate or amount of or change the time for payment of interest (including Additional Interest and Defaulted Interest, if any) on any Security;

                  (d) waive a Default or Event of Default in the payment of the Principal Amount of or interest (including Additional Interest and Defaulted Interest, if any) or premium, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Security payable in money or securities other than that stated in the Security and this Indenture;

                  (f) make any change in Section 6.04 hereof; or

                  (g) impair the right to institute suit for the enforcement of any payment with respect to the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  SECTION 9.03 Compliance with TIA. Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

                  SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Holder.

                  SECTION 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  SECTION 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                              PAYMENTS OF INTEREST

                  SECTION 10.01 Interest Payments. (a) Interest on any Security shall be payable in cash, to the person in whose name that Security is registered (as reflected on the register maintained by the Registrar) at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date, at the office or agency of the Company maintained for such purpose. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) In the case of a permanent Global Security, principal and interest (including Additional Interest and Defaulted Interest, if any) on any applicable payment date shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Trustee and Paying Agent (if other than the Trustee) at least two Business Days prior to the applicable Regular Record Date; provided that any payment to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof, shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if other than the Trustee). In the case of a Certificated Security, interest on any applicable payment date will be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof located in the United States if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no account is specified, by mailing a check to that Holder's registered address as reflected on the register maintained by the Registrar.

                  (c) If the Stated Maturity or any Interest Payment Date falls on a day that is not a Business Day, the required payment of the Principal Amount of and interest (including Additional Interest, if any) on the Securities will be made on the next succeeding Business Day as if made on the date that the payment was due and no interest will accrue on that payment from the period from and after the Stated Maturity or the Interest Payment Date, as the case may be, to the date of payment on the next succeeding Business Day.

                  SECTION 10.02 Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount at the same interest rate as set forth in the Securities), shall be paid by the Company, at its election in each case (x) to the Holder as of Special Record Date, as determined in accordance with clause (a) below, or
(y) in the manner set forth in clause (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears on the list of Holders set forth in the Security register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this
Section 10.02.

                  (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  SECTION 10.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 10 and Section 2.09 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 11
                                  MISCELLANEOUS

                  SECTION 11.01 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02 Notices. (a) Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Company, to:

                  RPM International Inc.
                  P.O. Box 777
                  2628 Pearl Road
                  Medina, Ohio 44528
                  Attention: General Counsel
                  Telephone: (330) 273-8883
                  Facsimile: (330) 225-6574

                  with a copy of any notice given pursuant to Article 6 hereof to:

                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Attention: Edward W. Moore
                  Telephone: (216) 622-8217
                  Facsimile: (216) 241-0816

                  if to the Trustee, to:

                  The Bank of New York
                  101 Barclay Street - 8W

                  New York, New York 10286
                  Attention: Corporate Trust Administration
                  Facsimile: (212) 815-5707

                  (b) The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  (c) Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  (d) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  (e) If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, co-registrar and Paying Agent.

                  SECTION 11.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating, as set forth in Section 11.05, that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, such actions are authorized or permitted by this Indenture and that all such conditions precedent have been complied with.

                  SECTION 11.05 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 11.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

                  SECTION 11.09 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  SECTION 11.10 No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        RPM INTERNATIONAL INC.

                                        By: /s/ P. Kelly Tompkins
                                            ------------------------------------
                                            Name:  P. Kelly Tompkins
                                            Title: Senior Vice President,
                                                   General Counsel & Secretary

                                            THE BANK OF NEW YORK, as Trustee

                                            By: /s/ Joseph A. Lloret
                                                --------------------------------
                                                Name: Joseph A. Lloret
                                                Title: Assistant Treasurer

                                    EXHIBIT A
                                FORM OF SECURITY

                               [FACE OF SECURITY]

                           [Global Securities Legend]

The following legend shall appear on the face of each Global Security:

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.]

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                         [Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF RPM INTERNATIONAL INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF RPM INTERNATIONAL INC., OTHER THAN (1) TO RPM INTERNATIONAL INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, WHO PURCHASES THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS FOR RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF RPM INTERNATIONAL INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k) (2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                             RPM INTERNATIONAL INC.
                           6.25% SENIOR NOTES DUE 2013

No. A-1                                                 CUSIP: [_______]
Issue Date: [_________]
Issue Price: [_____] (for each $1,000 Principal Amount)

         RPM INTERNATIONAL INC. promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________($______________) on December
15, 2013, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

         Interest Payment Dates: June 15 and December 15, commencing June 15,
2004

         Regular Record Dates: June 1 and December 1

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                         RPM INTERNATIONAL INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         By: ___________________________________
                                             Name:
                                             Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By: __________________________________
           Authorized Signatory

                              [REVERSE OF SECURITY]

                           6.25% SENIOR NOTES DUE 2013

1.       Interest.

         RPM International Inc., a Delaware corporation (the "Company"), promises to pay interest on the Principal Amount of this Security at the rate per annum shown above. The Company will pay interest (and Additional Interest, if any) semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2004. Interest on the Securities will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the Issue Date of this Security. Interest (and any Additional Interest and Defaulted Interest, if any) will be computed on the basis of a 360-day year composed of twelve 30-day months. The Company will pay interest (and Additional Interest, if any) on the Securities (except Defaulted Interest) to the person in whose name the Securities are registered at the close of business on the June 1 or December 1 (each, a "Regular Record Date") immediately preceding the relevant Interest Payment Date.

2.       Method of Payment.

         The Holder must surrender the Securities to a Paying Agent to collect principal payments on the Securities. The Company will pay the principal and interest (including Additional Interest and Defaulted Interest, if any, and the Redemption Price, if applicable) on the Securities at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the Corporate Trust Office of the Trustee.

         In the case of a permanent Global Security, the Principal Amount of and interest (including Additional Interest and Defaulted Interest), if any, on any applicable payment date shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Trustee and Paying Agent (if other than the Trustee) at least two Business Days prior to the applicable Regular Record Date; provided that any payment to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof, shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if other than the Trustee). In the case of a Certificated Security, interest on any applicable payment date will be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof located in the United States if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no account is specified, by mailing a check to that Holder's registered address as reflected on the register maintained by the Registrar.

3.       Paying Agent and Registrar.

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Securities pursuant to an Indenture dated as of December 9, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, which terms hereby are expressly incorporated by reference into this Note, and Holders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured and unsubordinated obligations, of the Company, unlimited as to Principal Amount, subject to the provisions of the Indenture.

         Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

5.       Redemption at the Option of the Company.

         The Company may redeem the Securities for cash, in whole at any time or in part from time to time, at any time prior to their Stated Maturity, at the redemption price (the "Redemption Price") equal to the greater of:

         (i)      100% of the Principal Amount of the Securities being redeemed;

         (ii)     the Make-Whole Amount for the Securities being redeemed,

plus, in each case, accrued and unpaid interest on such Securities to, but excluding, the Redemption Date. The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

6.       Notice of Redemption.

         In the event that the Company elects to redeem only a portion of the Securities, the Securities to be redeemed shall be selected in accordance with procedures of the Depositary, in the case of Global Securities, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Securities held other than in the form of Global Securities, so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed. Securities may be redeemed in part but only in integral multiples of $1,000 of Principal Amount thereof.

         The Company shall give written notice of its intent to redeem the Securities by first-class mail at least 30 days, but no more than 60 days, prior to the applicable Redemption Date to Holders of Securities to be redeemed at their addresses as set forth in the register for the Securities maintained by the Registrar.

7.       Sinking Fund.

         No sinking fund is provided for the Securities.

8.       Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, and such Defaulted Interest shall be paid by the Company as provided for in Section 10.02 of the Indenture.

9.       Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a Holder to pay any taxes and fees permitted by the Indenture.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed pursuant to Article 3 of the Indenture.

10.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.      Unclaimed Money.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

12.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.

         Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (a) to cure any ambiguity, defect or inconsistency, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable; provided that such amendment does not materially and adversely affect rights of the Holders under the Indenture; (b) to comply with Article 5 of the Indenture; (c) to evidence and provide for the acceptance of appointment of a successor Trustee; (d) to make any change that would provide for additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (f) modify the restrictions on, and procedures for, resale and other transfers of securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or (g) to make any change that does not adversely affect the rights of any Holders under the Indenture.

13.      Defaults and Remedies.

         Under the Indenture, Events of Default include: (a) defaults in the payment of the Principal Amount of or premium on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise; (b) defaults in payment of any interest (including Additional Interest and Defaulted Interest, if any) when the same becomes due and payable, which default continues for 30 days or more; (c) failure by the Company to comply with any of its agreements in the Security or the Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for at least 60 days after receipt by the Company of a Notice of Default; (d)(i) defaults by the Company or its Subsidiary in the scheduled payment of principal of any Indebtedness (after giving effect to any applicable grace period) and the aggregate principal amount of such payment defaults at such time exceeds $50,000,000, or (ii) defaults by the Company or any Subsidiary under any Indebtedness, whether such Indebtedness now exists or is created later, which default results in such Indebtedness being accelerated or declared due and payable, and the aggregate principal amount of all Indebtedness so accelerated or so declared due and payable, exceeds $50,000,000, and such acceleration or declaration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default from the Trustee;
(e) the rendering of any final judgment or order for the payment of money in excess of $50,000,000, either individually or in the aggregate (net of any amounts to the extent that they are covered by insurance), against the Company or any of its Subsidiaries and which shall not have been paid or discharged, and there shall be any period of 60 consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company or any of its Subsidiaries to exceed $50,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and (f) certain events of bankruptcy, insolvency or reorganization involving the Company.

         As set forth in the Indenture, a Default under clause (c) or (d)(ii) of this paragraph 13 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) or (d)(ii) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of the Securities and any accrued and unpaid interest (including Additional Interest and Defaulted Interest, if any) and premium, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Principal Amount and such accrued and unpaid interest (including Additional Interest and Defaulted Interest, if any) and premium, if any, shall be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that would result in the Principal Amount of the Securities and any accrued and unpaid interest on all the Securities (including Additional Interest and Defaulted Interest, if any) and premium, if any, to become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, other than the non-payment of the Principal Amount of the Securities and any accrued and unpaid interest that have become due solely as a result of acceleration, and if all amounts due to the Trustee under Section 7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in this clause 13(a) or 13(b) above) if it determines that withholding notice is in their interests.

14.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others.

         A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      GOVERNING LAW.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                             ----------------------

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  RPM International Inc.
                  P.O. Box 777
                  2628 Pearl Road
                  Medina, Ohio 44528
                  Attention:  General Counsel

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint

__________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _____________________

Your Signature:

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                    EXHIBIT B
                              TRANSFER CERTIFICATE

         In connection with any transfer of any of the Notes evidenced by this certificate that are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act of 1933, as amended (the "Securities Act")), the undersigned registered owner of this Security hereby certifies with respect to $__________ Principal Amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer or for exchange where the securities issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the Restricted Securities Legend set forth on the face of the Surrendered Securities for the reason checked below:

         (1)      [ ]      The transfer of the Surrendered Securities is made to
the Company or any subsidiaries; or

         (2)      [ ]      The transfer of the Surrendered Securities complies
with Rule 144A under the Securities Act; or

         (3)      [ ]      The transfer of the Surrendered Securities is
pursuant to an effective registration statement under the Securities Act; or

         (4)      [ ]      The transfer of the Surrendered Securities is
pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

         (5)      [ ]      The transfer of the Surrendered Securities is
pursuant to another available exemption from the registration requirement of the Securities Act.

And, unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

                  [ ]      The transferee is an Affiliate of the Company.

DATE: ___________________________            ___________________________________
                                                         Signature(s)

    (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Unless one of the boxes above is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (5) is checked such legal opinions to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.